                  [LETTERHEAD OF COMMONWEALTH BANCORP, INC.]



For release:   IMMEDIATELY
Contact:       Charles M. Johnston
               Chief Financial Officer (610) 313-2189



COMMONWEALTH BANCORP, INC. REPORTS FOURTH QUARTER 1998 FINANCIAL RESULTS

NORRISTOWN, PA, January 19, 1999 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported net income of $2.9 million, or $0.21 per common share on a diluted basis, for the fourth quarter of 1998, compared to $4.0 million, or $0.26 per common share, for the fourth quarter of 1997. For the full year 1998, net income was $10.9 million, or $0.73 per common share on a diluted basis, compared to $16.4 million, or $1.02 per common share, for the full year 1997.

The decrease in net income for the fourth quarter and full year 1998, relative to the comparable periods in 1997, was primarily due to increases in operating expenses and provision for loan losses, offset, in part, by higher noninterest income and net interest income. The financial results for the full years 1997 and 1998 included a number of items which affected the comparability of reported results between periods. Among the larger items were:

     - A $2.4 million (after-tax) downward valuation adjustment in 1998 relating to an equity investment in a mortgage servicing partnership; and

     - A $1.0 million (after-tax) nonrecurring net gain in 1997 relating to the sale of the Company's previous headquarters building and a branch property.

"Commonwealth's core businesses of retail banking, commercial banking, and mortgage banking continued to demonstrate positive trends in the fourth quarter of 1998," stated Charles H. Meacham, Chairman and Chief Executive Officer. He added, "Compared to last year's fourth quarter, average loans increased by 13% to $1.5 billion, average demand and money market deposits increased by 15% to $667 million, and mortgage originations grew by 93% to $314 million. In addition, Commonwealth continued to implement its supermarket banking strategy during the quarter, increasing the number of supermarket branches from 18 to 20."

Net interest income was $17.6 million in the fourth quarter of 1998, compared to $17.0 million in the fourth quarter of 1997. For the full year 1998, net interest income was $70.7 million, versus $70.4 million in 1997.

Average interest-earning assets totaled $2.1 billion for the fourth quarter of 1998 and $2.2 billion for the full year 1998. This compared to $2.1 billion for both the fourth quarter and full year 1997. Compared to the fourth quarter of 1997, average mortgage loans increased 10% to $1,093 million, average consumer loans increased 25% to $237 million, and average commercial loans increased 16% to $127 million in the fourth quarter of 1998. Average loans represented 94% of average deposits in the fourth quarter of 1998, compared to 84% in the fourth quarter of 1997. Relative to the full year 1997, average mortgage loans increased 14% to $1,067 million, average consumer loans increased 23% to $219 million, and average commercial loans increased 16% to $122 million for the full year 1998. Average loans represented 90% of average deposits for the full year 1998, compared to 80% for the full year 1997.

The net interest margin was 3.34% in the fourth quarter of 1998, compared to 3.17% in the fourth quarter of 1997. The increase was primarily attributable to a 0.23% reduction in the cost of interest-bearing liabilities, which was primarily related to a reduction in the average cost of certificates of deposit. For the full year 1998, the net interest margin was 3.27%, down somewhat from 3.36% in 1997. The decrease was primarily attributable to a 0.09% reduction in the yield on interest-earning assets for the full year 1998, relative to the comparable period in 1997, which was primarily related to lower market interest rates.

Noninterest income totaled $7.1 million in the fourth quarter of 1998, compared to $6.6 million in the fourth quarter of 1997. The increase reflected a $1.6 million increase in the net gain on sale of mortgage loans and a $0.4 million increase in deposit fees and related income. The increase in the net gain on sale of mortgage loans was attributable to sharply higher mortgage origination volume, which totaled $314 million in the fourth quarter of 1998, versus $163 million in the fourth quarter of 1997. The increase in deposit fees was primarily attributable to growth in retail banking, expansion of Commonwealth's commercial banking activities, and increased ATM fees. These increases were partially offset by a $0.5 million decrease in the net gain on sale of securities, a $0.5 million decrease in mortgage servicing fees, and a $0.4 million decrease in other noninterest income. The decrease in servicing fees was primarily attributable to an increase in the amortization of mortgage servicing rights due to prepayments in the mortgage servicing portfolio.

Noninterest income was $26.9 million for the full year 1998, compared to $21.6 million in 1997. The increase reflected a $5.8 million increase in the net gain on sale of mortgage loans and a $1.6 million increase in deposit fees. The increase in the net gain on sale of mortgage loans was attributable to sharply higher mortgage origination volume, which totaled $1,111 million for the full year 1998, versus $585 million for the full year 1997. The increase in deposit fees was primarily attributable to the same factors responsible for the increase in the fourth quarter of 1998. Also contributing to the increase in noninterest income for the full year 1998 was a $0.6 million increase in the net gain on the sale of securities and a $0.7 million increase in the cash surrender value of an investment in an insurance product. These increases were partially offset by the effect of a $1.6 million net gain on the sale of the Company's previous headquarters building and the sale of a branch property in the first quarter of 1997, and a $1.6 million decrease in servicing fees for the full year 1998. The decrease in servicing fees was primarily attributable to the same factors responsible for the decrease in the fourth quarter of 1998.

Noninterest expense was $19.5 million in the fourth quarter of 1998, compared to $17.2 million in the fourth quarter of 1997. The increase was primarily attributable to higher commission expenses relating to growth in mortgage originations, as well as an increase in legal expense and an increase in expenses relating to supermarket banking and commercial banking.

Noninterest expense was $77.9 million for the full year 1998, compared to $66.0 million in 1997. In addition to the above factors for the fourth quarter, the increase in 1998 was primarily attributable to a $3.5 million valuation adjustment relating to an equity investment in a mortgage servicing partnership which is experiencing significant prepayments in its mortgage servicing portfolio. The increase in noninterest expense was also due to the $0.4 million reversal of the Bank's pension liability, and the $0.4 million reversal of a liability relating to a contract with the Company's data processing provider during the second quarter of 1997, as well as a $0.2 million refund of prior year FDIC premiums received in the first quarter of 1997. Partially offsetting these increases was a $0.6 million decrease in the amortization of intangible assets.

Provision for loan losses totaled $1.0 million and $3.5 million in the fourth quarter and full year 1998, respectively. The provision for loan losses totaled $0.7 million and $1.6 million in the fourth quarter and full year 1997, respectively. At December 31, 1998, the allowance for loan losses totaled $9.6 million, or 0.71% of loans, compared to $9.0 million, or 0.71%, at December 31, 1997.

Net credit losses totaled $1.0 million, or 0.26% of average loans in the fourth quarter of 1998. This compared to $0.8 million, or 0.27% of average loans in the fourth quarter of 1997. For the full year 1998, net credit losses totaled $2.9 million, or 0.21% of average loans, compared to $2.5 million, or 0.22%, in 1997.

Nonperforming assets totaled $11.1 million, or 0.49% of assets at December 31, 1998, compared to $9.6 million, or 0.42%, at December 31, 1997.

Provision for income taxes was $1.3 million, or 32% of income before income taxes in the fourth quarter of 1998, compared to $1.7 million, or 29%, in the fourth quarter of 1997. For the full year 1998, provision for income taxes was $5.3 million, or 33% of income before income taxes, compared to $7.9 million, or 33%, in the full year 1997. The increase in the tax rate in the fourth quarter was primarily attributable to an increase in low income housing tax credits received in the fourth quarter of 1997.

During the fourth quarter and full year 1998, the Company purchased 0.1 million and 1.6 million shares of its common stock, representing purchases of $0.7 million and $32.3 million, respectively. This compared to purchases totaling
1.8 million shares, or $28.7 million, for 1997. There were no purchases during the fourth quarter of 1997. The repurchased shares were held as treasury stock at December 31, 1998 and are reserved for general corporate purposes and/or issuance pursuant to the Company's stock option plans. At December 31, 1998, shareholders' equity represented 8.5% of assets, compared to 9.5% at December 31, 1997.

The Bank's core and risk-based capital ratios were 5.9% and 11.6%, respectively, at December 31, 1998. This compared to 6.6% and 13.4% at December 31, 1997.

Commonwealth Bancorp, Inc., with consolidated assets of $2.3 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, New Jersey, Rhode Island, and Virginia. ComNet operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

               Commonwealth Bancorp, Inc. and Subsidiaries
                   Consolidated Statements of Income
                  (in thousands, except share amounts)


                                     For the Quarter           For the Year
                                    Ended December 31,       Ended December 31,
                                 ----------------------   ----------------------
                                   1998          1997        1998         1997
                                 ----------  ----------   ----------  ----------
                                (Unaudited)               (Unaudited)
Interest income:
 Interest on loans                  $27,571     $24,807     $106,827     $94,185
 Interest and dividends on
  deposits and money market
  investments                           635         550        2,604       2,140
 Interest on investment
  securities                            464         817        2,313       4,031
 Interest on mortgage-backed
  securities                          9,823      12,959       46,360      54,887
                                 ----------  ----------   ----------  ----------
     Total interest income           38,493      39,133      158,104     155,243

Interest expense:
 Interest on deposits                14,226      15,192       58,946      58,560
 Interest on notes payable
  and other borrowings                6,629       6,939       28,508      26,295
                                 ----------  ----------   -----------  ---------
     Total interest expense          20,855      22,131       87,454      84,855
                                 ----------  ----------   -----------  ---------
     Net interest income             17,638      17,002       70,650      70,388

Provision for loan losses             1,000         700        3,500       1,600
                                 ----------  ----------   -----------  ---------
     Net interest income after
      provision for loan losses      16,638      16,302       67,150      68,788

Noninterest income:
  Deposit fees and related
   income                             2,264       1,888        8,822       7,261
  Servicing fees                        891       1,391        3,594       5,185
  Net gain on sale of mortgage
   loans                              3,296       1,695       10,842       4,993
  Net gain on sale of
   securities                            --         520          985         345
  Other                                 639       1,059        2,703       3,791
                                -----------  ----------  -----------   ---------
Total noninterest income              7,090       6,553       26,946      21,575


Noninterest expense:
 Compensation and employee
  benefits                            9,517       8,469       37,866      32,969
 Occupancy and office
  operations                          3,037       2,649       10,907      10,283
 FDIC premium                           187         195          771         552
 Advertising and promotion              464         431        2,137       1,814
 Amortization of intangible
  assets                              1,289       1,417        5,413       5,990
 Valuation adjustment relating
  to an equity investment in a
   mortgage servicing partnership        50          --        3,533          --
 Other                                4,928       4,013       17,243      14,440
                                  ---------   ---------    ---------   ---------
     Total noninterest expense       19,472      17,174       77,870      66,048
                                  ---------   ---------    ---------   ---------
     Income before income taxes       4,256       5,681       16,226      24,315

Income tax provision                  1,347       1,663        5,294       7,946
                                  ---------   ---------    ---------   ---------
Net income                           $2,909      $4,018      $10,932     $16,369
                                  ---------   ---------    ---------   ---------
                                  ---------   ---------    ---------   ---------
Basic weighted average number
 of shares outstanding           13,620,571  14,900,827   14,307,132  15,501,202
                                 ----------   ---------    ---------   ---------
                                 ----------   ---------    ---------   ---------
Basic earnings per share              $0.21       $0.27        $0.76      $1.06
                                 ----------   ---------    ---------   ---------
                                 ----------   ---------    ---------   ---------
Diluted weighted average
 number of shares outstanding    13,958,109  15,560,185   14,891,545  16,035,806
                                 ----------   ---------    ---------   ---------
                                 ----------   ---------    ---------   ---------
Diluted earnings per share            $0.21       $0.26        $0.73       $1.02
                                 ----------   ---------    ---------   ---------

                  Commonwealth Bancorp, Inc. and Subsidiaries
                         Consolidated Balance Sheets
                     (in thousands, except share amounts)

                                        December 31,          December 31,
                                            1998                  1997
                                        -----------          ----------
                                        (Unaudited)
Assets:
Cash and due from banks                      $58,028             $43,251
Interest-bearing deposits                     43,829               4,391
Short-term investments available
 for sale                                      4,820               6,296
Mortgage loans held for sale                 120,642              37,574
Investment securities
 Securities available for sale (cost
  of $34,407 and $50,428, respectively),
   at market value                            34,515              51,326
Mortgage-backed securities
 Securities held to maturity (market value
  $133,735 and $199,048, respectively), at
   cost                                      132,105             196,213
 Securities available for sale (cost of
  $388,349 and $534,573, respectively),
   at market value                           392,036             539,078
Loans receivable, net                      1,338,177           1,260,841
Accrued interest receivable, net              11,260              13,271
FHLB stock, at cost                           18,400              14,175
Premises and equipment, net                   16,887              18,590
Intangible assets                             39,830              45,244
Other assets, including net deferred taxes
 of $2,508 and $482, respectively             46,970              38,345
                                           ---------           ---------
     Total assets                         $2,257,499          $2,268,595
                                           ---------           ---------
                                           ---------           ---------

Liabilities:
 Deposits                                 $1,605,299          $1,552,824
 Notes payable and other borrowings:
  Secured notes due to Federal Home Loan
   Bank of Pittsburgh                        240,500             213,000
  Securities sold under agreements to
   repurchase                                166,000             246,099
 Advances from borrowers for taxes and
  insurance                                   28,960              24,071
 Accrued interest payable, accrued
  expenses and other liabilities              24,562              17,749
                                           ---------           ---------
     Total liabilities                     2,065,321           2,053,743
                                           ---------           ---------
Commitments and contingencies

Shareholders' equity:
 Preferred stock, $0.10 par value;
  5,000,000 shares authorized; none issued
 Common stock, $0.10 par value;
  30,000,000 shares authorized;
  18,054,315 shares issued and 14,721,408
    outstanding at December 31, 1998;
  17,998,736 shares issued and 16,247,136
   outstanding at December 31, 1997            1,806                1,800
 Additional paid-in capital                  135,588              133,541
 Retained earnings                           123,917              117,582
 Unearned stock benefit plan compensation    (10,666)             (12,900)
 Unrealized gain on marketable securities,
  net                                          2,467                3,512
 Treasury stock, at cost; 3,332,907 and
  1,751,600 shares respectively              (60,934)             (28,683)
                                           ---------            ---------
     Total shareholders' equity              192,178              214,852
     Total liabilities and shareholders'
      equity                              $2,257,499           $2,268,595
                                           ---------            ---------
                                           ---------            ---------

                Commonwealth Bancorp, Inc. and Subsidiaries
                         Selected Financial Data
                  (in thousands, except per share data)

                                        For the Quarter Ended
                           ---------------------------------------------------
                                December 31, 1998          December 31, 1997
                                    (Unaudited)
                           ---------------------------------------------------
BALANCE SHEET DATA:
Average Loans                       $1,457,009                 $1,293,918
Average Interest-Earning Assets      2,095,113                  2,125,985
Average Assets                       2,255,577                  2,278,938
Average Deposits                     1,555,421                  1,542,678
Average Interest-Bearing Liabilities 2,005,647                  2,015,389
Average Shareholders' Equity           188,679                    211,520

OPERATING DATA:
Annualized Return on Assets              0.51%                      0.70%
Annualized Return on Equity              6.12%                      7.54%
Mortgage Originations                 $314,248                   $163,197
Average Yield on Loans                   7.51%                      7.61%
Average Yield on Interest-Earning
 Assets                                  7.29%                      7.30%
Average Cost of Interest-Bearing
 Liabilities                             4.13%                      4.36%
Net Interest Margin                      3.34%                      3.17%


                                             For the Year Ended
                           ---------------------------------------------------
                                December 31, 1998          December 31, 1997
                                   (Unaudited)
                           ---------------------------------------------------
BALANCE SHEET DATA:
Average Loans                       $1,407,771                 $1,216,933
Average Interest-Earning Assets      2,159,841                  2,096,441
Average Assets                       2,316,686                  2,241,663
Average Deposits                     1,566,564                  1,518,327
Average Interest-Bearing Liabilities 2,057,197                  1,972,228
Average Shareholders' Equity           202,727                    216,643

OPERATING DATA:
Annualized Return on Assets              0.47%                      0.73%
Annualized Return on Equity              5.39%                      7.56%
Mortgage Originations               $1,111,396                   $585,146
Average Yield on Loans                   7.59%                      7.74%
Average Yield on Interest-Earning
 Assets                                  7.32%                      7.41%
Average Cost of Interest-Bearing
 Liabilities                             4.25%                      4.30%
Net Interest Margin                      3.27%                      3.36%


                                                     As of
                           ---------------------------------------------------
                                December 31, 1998           December 31, 1997
                                  (Unaudited)
                           ---------------------------------------------------
Book Value Per Share                    $13.05                     $13.22
Tangible Book Value Per Share            10.35                      10.44
Nonperforming Loans                     10,012                      8,938
Nonperforming Assets                    11,061                      9,564